Exhibit 99.1

Jeff Hansen
Investor Relations
Marriott Vacations Worldwide Corporation
407.206.6149
Jeff.Hansen@mvwc.com
Ed Kinney
Corporate Communications
Marriott Vacations Worldwide Corporation
407.206.6278
Ed.Kinney@mvwc.com

Marriott Vacations Worldwide Announces Pricing of Offering of
$200 Million of Convertible Senior Notes
ORLANDO, Fla. – September 21, 2017 – Marriott Vacations Worldwide Corporation (NYSE: VAC) (the “Company”) announced today the pricing on September 20, 2017 of the offering of $200 million aggregate principal amount of convertible senior notes due 2022 (the “notes”). The notes were offered only to qualified institutional buyers in accordance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). The Company also granted to the initial purchasers of the notes an option to purchase up to an additional $30 million aggregate principal amount of notes within a 13-day period beginning on, and including, the initial closing date. The offering of the notes and the convertible hedge and warrant transactions described below are expected to close on September 25, 2017, subject to customary closing conditions.
The notes will be the Company’s senior unsecured obligations. The notes will bear interest at a rate of 1.50% per year, payable semiannually in arrears on March 15 and September 15 of each year, beginning on March 15, 2018. The notes will mature on September 15, 2022, unless earlier repurchased or converted. The initial conversion rate for the notes is 6.7482 shares of the Company’s common stock per $1,000 principal amount of notes (equivalent to an initial conversion price of approximately $148.19 per share of the Company’s common stock), which represents an approximately 30% conversion premium over the last reported sale price of $113.99 per share of the Company’s common stock on The New York Stock Exchange on September 20, 2017.
Prior to the business day immediately preceding June 15, 2022, the notes will be convertible only upon satisfaction of certain conditions and during certain periods, and thereafter, at any time until the close of business on the second scheduled trading day immediately preceding the maturity date. The Company will satisfy any conversion elections by paying or delivering, as the case may be, cash, shares of its common stock or a combination of cash and shares of its common stock, at its election.
The Company expects to use (i) approximately $40 million of the net proceeds from the offering to repurchase shares of the Company’s common stock from purchasers of notes in the offering in the privately negotiated repurchase transactions described below, (ii) approximately $11.2 million of the net proceeds from the offering to pay the cost of the convertible note hedge transactions described below (after such cost is partially offset by the proceeds to the Company from the warrant transactions described below) and (iii) the remaining net proceeds for general corporate purposes, which may include repayment of debt, acquisitions, working capital, inventory, share repurchases and capital expenditures.

Marriott Vacations Worldwide Announces Pricing of Offering of $200 Million of Convertible Senior Notes / 2

As described above, in connection with the offering, the Company agreed to repurchase approximately $40 million of shares of its common stock. The purchase price per share of its common stock in such repurchases conducted concurrently with the pricing of the notes is equal to the closing sale price per share of its common stock on The New York Stock Exchange on the date of the pricing of the notes. Such repurchases may increase, or prevent a decrease in, the market price of the Company’s common stock concurrently with the pricing of the notes, which could result in a higher effective conversion price for the notes.
In connection with the pricing of the notes, the Company has entered into privately negotiated convertible note hedge transactions with one or more of the initial purchasers of the notes and/or their respective affiliates (the “hedge counterparties”). The convertible note hedge transactions will cover, subject to customary anti-dilution adjustments substantially similar to those applicable to the notes, the same number of shares of the Company’s common stock that will initially underlie the notes, and are expected generally to reduce the potential dilution, and/or offset potential cash payments the Company is required to make in excess of the principal amount of converted notes, in each case, upon conversion of any of the notes. The Company has also entered into warrant transactions with the hedge counterparties relating to the same number of shares of the Company’s common stock, subject to customary anti-dilution adjustments. The strike price of the warrant transactions will initially be $176.68 per share, which represents an approximately 55% premium to the last reported sale price of the Company’s common stock on The New York Stock Exchange on September 20, 2017. The warrant transactions could separately have a dilutive effect on the Company’s common stock to the extent that the market price of the Company’s common stock exceeds the strike price of the warrants.
If the initial purchasers exercise their option to purchase additional notes, the Company may sell additional warrants and may use a portion of the proceeds from the sale of such additional notes, together with the proceeds from the sale of additional warrants, to enter into additional convertible note hedge transactions.
In connection with establishing their initial hedges of the convertible note hedge and warrant transactions, the hedge counterparties and/or their affiliates have advised the Company that they expect to purchase shares of the Company’s common stock and/or enter into various derivative transactions with respect to the Company’s common stock concurrently with or shortly after the pricing of the notes, including with certain investors in the notes. This activity could increase (or reduce the size of any decrease in) the market price of the Company’s common stock or the notes at that time. The hedge counterparties and/or their affiliates may also modify their hedge positions by entering into or unwinding various derivatives with respect to the Company’s common stock and/or purchasing or selling the Company’s common stock in secondary market transactions prior to maturity of the notes (and are likely to do so following conversion of the notes, during any observation period related to a conversion of the notes or upon any repurchase of the notes). These hedging activities could have the effect of increasing (or reducing the size of any decrease in) the market price of the Company’s common stock or the notes.
The offer and sale of the notes and the common stock issuable upon conversion, if any, have not been registered under the Securities Act or the securities laws of any other jurisdiction, and may not be offered or sold in the United States absent registration or an applicable exemption from such registration requirements.
This press release is neither an offer to sell nor the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.
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About Marriott Vacations Worldwide Corporation
Marriott Vacations Worldwide Corporation is a leading global pure-play vacation ownership company, offering a diverse portfolio of quality products, programs and management expertise with over 65 resorts. Its brands include Marriott Vacation Club, The Ritz-Carlton Destination Club and Grand Residences by Marriott. Since entering the industry in 1984 as part of Marriott International, Inc., the Company earned its position as a leader and innovator in vacation ownership products. The Company preserves high standards of excellence in serving its customers, investors and associates while maintaining a long-term relationship with Marriott International.

Marriott Vacations Worldwide Announces Pricing of Offering of $200 Million of Convertible Senior Notes / 3

Note on forward-looking statements: This press release contains “forward-looking statements” within the meaning of federal securities laws, including statements about anticipated future events and expectations that are not historical facts. Such statements include, but are not limited to, statements regarding the proposed terms of the notes, the size of the notes offering, including the option to the initial purchasers to purchase additional notes, the repurchase of shares of the Company’s common stock concurrently with the pricing of the notes, the convertible note hedge and warrant transactions, the actions of the option counterparties or their affiliates with respect to the convertible note hedge and warrant transactions and the expected use of the net proceeds from the sale of the notes and the expected closing date. The Company cautions you that these statements are not guarantees and are subject to numerous risks and uncertainties, many of which involve factors or circumstances that are beyond the Company's control, including volatility in the economy and other matters referred to under the heading “Risk Factors” contained in the Company’s most recent Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission (the “SEC”) and in subsequent SEC filings, any of which could cause actual events and results to differ materially from those expressed in or implied in this press release. These statements are made as of September 21, 2017 and the Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise.